UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2012

Pentair Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	333-181250	98-1050812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550

Primary Standard Industrial Classification Code Number

Freier Platz 10

Schaffhausen, CH-8200 Switzerland

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 41-52-633-02-44

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement.

Purchase Agreement

On September 10, 2012, Pentair Ltd., formerly known as Tyco Flow Control International Ltd. (“New Pentair”), and Tyco Flow Control International Finance S.A. (“FIFSA”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. (as representatives of the several purchasers named therein, collectively, the “Initial Purchasers”) under which FIFSA agreed to sell to the Initial Purchasers $350 million aggregate principal amount of its 1.875% Senior Notes due 2017 (the “2017 Notes”) and $550 million aggregate principal amount of its 3.150% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Notes”).

The closing of the sale of the Notes occurred on September 24, 2012. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). FIFSA offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-U.S. persons in reliance on Regulation S under the Securities Act. FIFSA relied on these exemptions from registration based in part upon representations made by the Initial Purchasers in the Purchase Agreement. The net proceeds payable from the offering of the Notes, after deducting the Initial Purchasers’ discounts and commissions and other expenses, were approximately $890.2 million, and FIFSA intends to use the proceeds from the offering to loan sufficient funds to Pentair, Inc. (“Pentair”) to enable Pentair to redeem $500 million of its senior unsecured notes following the completion of the planned spin-off (the “Spin-off”) of New Pentair from its parent company, Tyco International Ltd. (“Tyco”), and the merger (the “Merger”) of Pentair with a wholly-owned, indirect subsidiary of New Pentair. FIFSA also intends to use the proceeds of the Notes to make a cash payment to Tyco to repay certain intercompany obligations entered into in connection with the Spin-off and the Merger. The proceeds of the offering have been placed into escrow pending the satisfaction of certain conditions, including the completion of the Spin-off and Merger.

Indenture and Supplemental Indentures

The Notes are governed by an Indenture (the “Indenture”), dated as of September 24, 2012, among FIFSA, as issuer, New Pentair, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First and Second Supplemental Indentures, each dated as of September 24, 2012, among FIFSA, as issuer, New Pentair, as guarantor, Pentair and the Trustee (together, the “Supplemental Indentures”). The Indenture and Supplemental Indentures, which include the forms of the Notes, are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference. The descriptions of the Indenture, the Supplemental Indentures and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Indenture, the Supplemental Indentures and the Notes, respectively.

The Notes are FIFSA’s senior unsecured obligations and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt. New Pentair has unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts (as defined in the Indenture), if any, on the Notes. The guarantees rank equally in right of payment with New Pentair’s existing and future unsecured debt.

The 2017 Notes bear interest at a rate of 1.875% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The 2022 Notes bear interest at a rate of 3.150% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for.

Interest on the Notes will be payable on March 15 and September 15 of each year, commencing on March 15, 2013, to the holders of record at the close of business on the March 1 and September 1 prior to each interest payment date. In certain circumstances described below under “Exchange and Registration Rights Agreement”, FIFSA may be required to pay additional interest.

The Notes are redeemable solely at FIFSA’s option at any time in the case of the 2017 Notes and before June 15, 2022 (three months prior to the maturity date of the 2022 Notes) in the case of the 2022 Notes at a redemption price equal to the greater of the principal amount of the 2017 Notes and a make-whole price, plus in each case, accrued and unpaid interest. FIFSA may also redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes. The 2022 Notes are redeemable on or after June 15, 2022 at a redemption price equal to the principal amount of the 2022 Notes, plus accrued and unpaid interest.

If the conditions to the release of the escrow have not occurred by February 1, 2013, or if the Spin-Off or the Merger has been terminated or abandoned prior to such date, then FIFSA will be required to redeem the Notes from the funds held in escrow at a redemption price equal to 101% of the principal amount of the Notes, together with accrued but unpaid interest to, but not including, the redemption date.

Upon the occurrence of a change of control triggering event (as defined in the Supplemental Indentures), unless FIFSA has exercised its right to redeem the Notes, FIFSA will be required to offer to repurchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Exchange and Registration Rights Agreement

In connection with the sale of the Notes, FIFSA and New Pentair entered into an Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) with the Initial Purchasers, dated as of September 24, 2012. Under the Exchange and Registration Rights Agreement, FIFSA and New Pentair agree to: (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission an exchange offer registration statement with respect to an exchange offer registered under the Securities Act to exchange the Notes of each series for an issue of another series of notes (the “Exchange Notes”) that are identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not contain transfer restrictions or any increase in annual interest rate) within 180 days after September 24, 2012, (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 365 days of September 24, 2012, (iii) commence the exchange offer promptly, but no later than 10 business days after the registration statement has become effective, (iv) hold the exchange offer open for not less than 20 business days and (v) complete the exchange offer no later than 30 business days after the commencement of the exchange offer.

If the exchange offer is not consummated, then under certain circumstances and within specified time periods, FIFSA and New Pentair are required to file a shelf registration statement covering resales of the Notes, use commercially reasonable efforts to cause a shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the Notes cease to be registrable securities.

Subject to certain limitations, FIFSA will be required to pay the holders of the Notes special interest on the Notes if FIFSA fails to register the Notes or consummate the exchange offer within, or to keep such registration statement effective during, specified time periods or if FIFSA requires holders to refrain from disposing of their registrable securities for a period exceeding 60 days in the aggregate during any consecutive 12-month period.

A copy of the Exchange and Registration Rights Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference. The description of the Exchange and Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Exchange and Registration Rights Agreement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee).

4.2	First Supplemental Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor), Pentair, Inc. and Wells Fargo Bank, National Association (as Trustee).

4.3	Second Supplemental Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor), Pentair, Inc. and Wells Fargo Bank, National Association (as Trustee).

4.4	Exchange and Registration Rights Agreement among Tyco Flow Control International Finance S.A., Pentair Ltd. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. (as representatives of the several Purchasers), dated as of September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENTAIR LTD.
(Registrant)

By:	/s/ John Jenkins
	Name:	John Jenkins
	Title:	Director

Date: September 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee).

4.2	First Supplemental Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor), Pentair, Inc. and Wells Fargo Bank, National Association (as Trustee).

4.3	Second Supplemental Indenture, dated as of September 24, 2012, among Tyco Flow Control International Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor), Pentair, Inc. and Wells Fargo Bank, National Association (as Trustee).

4.4	Exchange and Registration Rights Agreement among Tyco Flow Control International Finance S.A., Pentair Ltd. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. (as representatives of the several Purchasers), dated as of September 24, 2012.